As filed with the Securities and Exchange Commission on May 23, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Carter’s, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	13-3912933
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

3438 Peachtree Road NE

Suite 1800

Atlanta, Georgia 30326

(Address of Principal Executive Offices) (Zip Code)

Amended and Restated Equity Incentive Plan

(Full Title of the Plans)

Michael C. Wu

Senior Vice President of Legal and Corporate

Affairs, General Counsel & Secretary

Carter’s, Inc.

3438 Peachtree Road NE

Suite 1800

Atlanta, Georgia 30326

(Name and Address of Agent For Service)

(678) 399-1000

(Telephone Number, including area code, of agent for service)

Copies to:

Elizabeth H. Noe

Paul Hastings LLP

1170 Peachtree Street, N.E.

Suite 100

Atlanta, GA 30309

(404) 815-2287

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Common Stock, $0.01 par value per share	3,000,000 shares	$109.58	$328,740,000	$40,928.13

(1)	This Registration Statement on Form S-8 is filed to register an additional 3,000,000 shares of commons stock with respect to the Amended and Restated Equity Plan, which are available for issuance thereunder.

In accordance with Rule 416(a) under the Securities Act of 1933, as amended, this registration statement covers such additional number of shares of Carter’s common stock as may be issued pursuant to the Carter’s Amended and Restated Equity Incentive Plan, as a result of stock splits, stock dividends, or similar transactions.

(2)	The proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and 457(h)(1) of the Securities Act of 1933, as amended, on the basis of the average high and low prices of the common stock, par value $0.01 per share, as reported on the New York Stock Exchange on May 17, 2018.

REGISTRATION OF ADDITIONAL SHARES

Pursuant to General Instruction E of Form S-8, Carter’s Inc. (“Registrant”) is filing this Registration Statement on Form S-8 with the U.S. Securities and Exchange Commission (the “Commission”) to register 3,000,000 additional shares of the Registrant’s common stock for issuance under the Registrant’s Amended and Restated Equity Incentive Plan (the “Plan”).

This Registration Statement hereby incorporates by reference the contents of the Registrant’s registration statements on Form S-8 filed with the Commission on May 27, 2005 (File No. 333-125306) registering 5,100,704 shares (10,201,408 shares, as adjusted for a two-for-one stock split on June 6, 2007), August 8, 2010 (Registration No. 333-168446) registering 565,000 shares, and November 3, 2011 (Registration No. 333-177724) registering 3,725,000 shares.

In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement.

PART II

Information Required in the Registration Statement

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

(a)	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 30, 2017, filed with the Commission on February 27, 2018;

(b)	the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2018, filed with the Commission on April 26, 2018;

(c)	the Registrant’s Current Reports on Form 8-K filed with the Commission on February 27, 2018 (Item 5.02 only, as amended by the Form 8-K/A filed with the Commission on April 26, 2018) and May 23, 2018.

(d)	the description of the Registrant’s common stock contained in Item I of the Registrant’s Registration Statement on Form 8-A, filed with the Commission pursuant to Section 12 of the Exchange Act on October 20, 2003.

In addition, all documents filed by the Registrant with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than any report or portion thereof furnished or deemed furnished, including under any Current Report on Form 8-K) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents with the Securities and Exchange Commission.

Item 8.	Exhibits

Exhibit Number	Description

4.1	Certificate of Incorporation of Carter’s, Inc., as amended on May 22, 2017 (incorporated by reference to Exhibit 3.1 of Carter’s, Inc.’s Current Report on Form 8-K filed on May 23, 2017).

4.2	Amended and Restated By-laws of Carter’s, Inc., as amended on May 22, 2017 (incorporated by reference to Exhibit 3.2 of Carter’s, Inc.’s Current Report on Form 8-K filed on May 23, 2017).

4.3	Specimen Certificate of Common Stock (incorporated by reference to Exhibit 4.1 of Carter’s, Inc.’s Registration Statement on Form S-1 (No. 333-98679) filed on October 10, 2003).

5.1	Opinion of Paul Hastings LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Paul Hastings LLP (contained in Exhibit 5.1).

99.1	Amended and Restated Equity Incentive Plan (incorporated by reference to Appendix B of Carter’s, Inc.’s Schedule 14A filed on April 4, 2018).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Atlanta, state of Georgia, on 23rd of May, 2018.

CARTER’S, INC.

/s/ MICHAEL D. CASEY

Michael D. Casey
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below authorizes Michael D. Casey, Richard F. Westenberger, and Michael C. Wu, and each of them, each of whom may act without joinder of the other, as his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities to execute in the name of each such person who is then an officer or trustee of Carter’s, Inc., and to file any amendments (including post effective amendments) to this Registration Statement and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ MICHAEL D. CASEY	Chairman and Chief Executive Officer	May 23, 2018
Michael D. Casey	(Principal Executive Officer)

/s/ RICHARD F. WESTENBERGER	Executive Vice President and Chief Financial Officer	May 23, 2018
Richard F. Westenberger	(Principal Financial and Accounting Officer)

/s/ AMY WOODS BRINKLEY	Director	May 23, 2018
Amy Woods Brinkley

/s/ GIUSEPPINA BUONFANTINO	Director	May 23, 2018
Giuseppina Buonfantino

/s/ VANESSA J. CASTAGNA	Director	May 23, 2018
Vanessa J. Castagna

/s/ A. BRUCE CLEVERLY	Director	May 23, 2018
A. Bruce Cleverly

/s/ JEVIN S. EAGLE	Director	May 23, 2018
Jevin S. Eagle

/s/ MARK P. HIPP	Director	May 23, 2018
Mark P. Hipp

/s/ WILLIAM J. MONTGORIS	Director	May 23, 2018
William J. Montgoris

/s/ DAVID PULVER	Director	May 23, 2018
David Pulver

/s/ THOMAS E. WHIDDON	Director	May 23, 2018
Thomas E. Whiddon